Exhibit 99.1

Investor Relations Contact:
Brian Ritchie - FD
212-850-5683
brian.ritchie@fd.com

Media Relations Contact:
Irma Gomez-Dib - FD
212-850-5761
irma.gomez-dib@fd.com

Press Release

INSMED REGAINS NASDAQ COMPLIANCE

RICHMOND, Va., March 21, 2011 -- Insmed Incorporated (NASDAQ CM: INSMD), a biopharmaceutical company, today announced that it has received notification from The NASDAQ Stock Market that it has regained compliance with the minimum $1.00 per share bid price requirement.

To regain compliance with the bid price rule, Insmed was required to maintain a minimum closing bid price of $1.00 per share or more for a period of at least 10 consecutive business days.  On March 16, 2011, the closing price of Insmed's common stock was $5.02 per share, the tenth consecutive business day the stock price had closed above $1.00 per share.  The NASDAQ Capital Market has indicated that this matter in now closed.

Insmed will continue to trade on The NASDAQ Capital Market.

About Insmed

Insmed Incorporated is a biopharmaceutical company focused on the development of innovative inhaled pharmaceuticals for the site-specific treatment of serious lung diseases, and has a proprietary protein platform aimed at niche markets with unmet medical need. Insmed’s primary focus is on the development of inhaled antibiotic therapy delivered via proprietary advanced pulmonary liposome technology in areas of high unmet need in lung diseases.  For more information, please visit http://www.insmed.com.

Forward-Looking Statements

This release contains forward-looking statements which are made pursuant to provisions of Section 21E of the Securities Exchange Act of 1934. Investors are cautioned that such statements in this release, including statements relating to our financial position, the results of clinical trials, the development of our products, or the business strategies, plans and objectives of management, constitute forward-looking statements which involve risks and uncertainties that could cause actual results to differ materially from those anticipated by the forward-looking statements.  The risks and uncertainties include, without limitation, the continued listing of our common stock on The NASDAQ Capital Market, we may be unsuccessful in developing our product candidates or receiving necessary regulatory approvals, our expenses may be higher than anticipated and other risks and challenges detailed in our filings with the U.S. Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2010.  Investors are cautioned not to place undue reliance on any forward-looking statements which speak only as of the date of this release.  We undertake no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances that occur after the date of this release or to reflect the occurrence of unanticipated events.